(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.51

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”), is entered into on _________________, 2010 (the “Grant Date”), between CPI Corp., a Delaware corporation (the “Company”), and _________________ (the “Employee”).

RECITALS

    WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for key employees of the Company and its Subsidiaries to obtain or increase their stock ownership interest in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interest between such employees and the Company’s stockholders; and

    WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has approved an award of restricted shares of common stock of the Company to the Employee, subject to the terms, conditions and restrictions set out in this Agreement and in the CPI Corp. Omnibus Incentive Plan, as approved by the Company’s shareholders on July 17, 2008 (the “Plan”);

    NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. Award of Shares; Deliveries.

(a) As of the Grant Date, the Company hereby grants to the Employee an award of _______ shares of common stock of the Company, par value $.40 per share (collectively, the “Restricted Shares”), upon the terms and conditions set forth in this Agreement and in the Plan.

(b) Concurrently with the execution of this Agreement:

(i) the Company shall deliver to the Employee a copy of a share certificate or certificates representing the Restricted Shares which shall contain the legend(s) set forth in Section 5 hereof; and

(ii) the Employee shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Shares; or

(iii) in lieu of the foregoing, the Company may use the book entry method with its transfer agent to handle the awarding of the Restricted Shares.

(c)           If the Employee shall elect to file a Section 83(b) election with respect to the Restricted Shares, the Employee shall deliver to the Company a copy of a duly executed Section 83(b) election not later than 30 days following the Grant Date.

    2. Representations and Acknowledgements of Employee.  The Employee hereby:

             (i) acknowledges and accepts the Restricted Shares described in Section 1;

                                                 (ii) represents that he is acquiring the Restricted Shares for investment and not with a view to or for resale or distribution thereof;

                                                 (iii)  agrees and acknowledges that the Restricted Shares are issued pursuant to, and subject to the terms and conditions set forth in, the Plan;

             (iv)  agrees that the Restricted Shares will be held by Employee and his successors and assigns subject to all of the restrictions, terms and conditions   contained in this Agreement, and that the Restricted Shares will be disposed of only in accordance with the terms of this Agreement; and

             (v) agrees to satisfy the withholding tax requirements set out in Section 9 hereof.

    3. Restrictions.  The Restricted Shares are subject to the Transfer Restrictions and Forfeiture Restrictions set forth in Sections 3(a) and 3(b) below (collectively, the “Restrictions”).  The restrictions set out in Section 3(a) are hereinafter referred to in this Agreement as the “Transfer Restrictions,” and the restrictions set out in Section 3(b) are hereinafter referred to in this Agreement as the “Forfeiture Restrictions.”

(a) Transfer Restrictions.  Except as otherwise permitted under this Agreement, Employee agrees not to sell, transfer, assign, give, pledge, or otherwise dispose of or encumber any part or all of the Restricted Shares, whether voluntarily, by operation of law, or otherwise, prior to the lapse of the Transfer Restrictions thereon pursuant to Section 4 hereof.  Any attempted transfer of all or any portion of the Restricted Shares that remain subject to the Transfer Restrictions shall be considered null and void and the Employee shall continue to be bound by all of the terms and provisions hereof.

(b) Forfeiture Restrictions.  Subject to Section 4(b) hereof, upon Employee’s Termination of Service prior to February 1, 2014, for any reason other than the Employee’s death, Disability, or Retirement, all of the Restricted Shares that have not yet become Vested Shares (as defined below) at the effective time of such Termination of Service (as determined after taking into account Section 4 hereof), shall be returned to and canceled by the Company and shall be deemed to have been forfeited by Employee.  The Company will not be obligated to pay Employee any consideration whatsoever for any forfeited Restricted Shares.  Subject to Section 1(b)(iii), in the event of Employee’s Termination of Service prior to February 1, 2014, for any reason other than Employee’s death, Disability or Retirement, the Employee shall promptly deliver to the Company the certificates representing the Restricted Shares, together with any documents requested by the Company necessary to effectuate such transfer.

    4. Lapse of Restrictions.

(a) Subject to Section 4(b) below, the Restrictions shall lapse as follows:

Cumulative Vested Percentage                         Vesting Date

25%                                                      February 5, 2011
50%                                                      February 4, 2012
75%                                                      February 2, 2013
100%                                                    February 1, 2014

provided that the Employee remains in the continuous employment of the Company or one of its Subsidiaries as of each such Vesting Date.  In the event of Employee’s Termination of Service prior to February 1, 2014, no further vesting (pro rata or otherwise) shall occur from and after the effective date of such Termination of Service.

(b) Notwithstanding Section 4(a), the Restrictions shall lapse as to any Restricted Shares then held by the Employee on the first to occur of (i) the effective date of a Change of Control of the Company or (ii) the date of Employee’s Termination of Service as a result of death, Disability or Retirement.

(c) To the extent the Restrictions shall have lapsed under Section 4(a) or Section 4(b) with respect to any Restricted Shares, those shares (“Vested Shares”) will, from and after the applicable vesting date, thereafter be free of the Restrictions set forth in Section 3 hereof.

(d) If any of the Restricted Shares vest upon the death of the Employee, they shall be registered in the name of the estate of the Employee except that, to the extent permitted by the Committee, if the Company shall have theretofore received in writing a beneficiary designation, the Shares shall be registered in the name of the Employee’s designated beneficiary.

(e) For purposes of this Agreement, the following terms shall have the following meanings:

“Change of Control ” shall mean a change in control of a nature that would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or would have been required to be so reported but for the fact that such event had been “previously reported” as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act unless the transactions that give rise to the Change of Control are approved or ratified by a majority of the members of the Incumbent Board who are not participants in the Plan; provided that, without limitation, notwithstanding anything herein to the contrary, a Change of Control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company’s then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors (“Voting Securities”), (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, or (iii) the stockholders of the Company approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

“Disability” shall have the same meaning as set forth in the Plan.

“Incumbent Board” shall mean the individuals who constitute the Board on the Grant Date; provided that any person becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this Agreement, be deemed a member of the Incumbent Board.

“Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company or any employee benefit plan(s) sponsored or maintained by the Company.

“Retirement” shall mean Executive’s voluntary Termination of Service on or after attainment of age 65.

    5. Restrictive Legends.  Subject to Section 1(b)(iii) of this Agreement, Employee will be issued a stock certificate in respect of the Restricted Shares, which certificate will be registered in the Employee’s name and may bear such legend(s) as may be required or necessary to comply with the Securities Act of 1933, as amended, and any applicable state securities laws.  Any certificate or certificates relating to the Restricted Shares shall also be inscribed with a legend evidencing the Restrictions.

    6. Custody.  Subject to Section 1(b)(iii), all certificates representing the Restricted Shares shall be deposited, together with stock powers executed by Employee, in proper form for transfer, with the Company.  The Company is hereby authorized to cause the transfer to come into its name of all certificates representing the Restricted Shares which are forfeited to the Company pursuant to Section 3(b) hereof.

    7. Voting and Dividends; Adjustments.  Subject to the Restrictions and the limitations imposed by this Section 7, Employee shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends thereon.  Stock dividends and shares, if any, issued as a result of any stock-split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the capital stock of the Company, which has occurred after the date hereof, issued with respect to the Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same Restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such stock dividends or shares are issued.

    8. No Right to Continued Employment.  Nothing in this Agreement shall confer upon the Employee any right to continue in the employment of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary which are expressly reserved, to discharge the Employee except as may otherwise be provided in a separate agreement between the Employee and the Company or any Subsidiary, as the case may be.

    9. Withholding Taxes.

(a) The award of Restricted Shares to the Employee pursuant to this Agreement, and the lapse of the Restrictions on the Restricted Shares, are expressly conditioned on all applicable federal, state or local withholding taxes having been timely paid by Employee pursuant to a direct payment of cash or other readily available funds to the Company.  If the Employee shall have elected to file a Section 83(b) election with respect to the award of Restricted Shares hereunder, the Employee shall provide the Company with a direct payment of cash or other immediately available funds in an amount equal to all applicable withholding taxes not later than 30 days after the Grant Date.  The amount of withholding taxes the Employee is obligated to pay to the Company shall be the minimum amount of taxes required by law to be withheld by the Company in connection with the Employee’s taxable compensation event resulting from the Restricted Shares.

(b) Employee shall have the right to satisfy all or any portion of his or her obligations under Section 9(a) by electing to have the Company withhold from delivery that number of Restricted Shares having an aggregate Fair Market Value equal to that portion of Employee’s withholding taxes Employee elects to satisfy by relinquishing Restricted Shares.  For purposes of this Agreement, the Fair Market Value of any Restricted Shares withheld by the Company under this Section 9(b) shall be measured as of the date of the applicable taxable event resulting in any such withholding tax obligation, as determined pursuant to the Plan.

(c) Employee acknowledges that, in the event Employee does not make a Section 83(b) election with respect to the award of Restricted Shares hereunder, that any dividends paid with respect to any Restricted Shares shall be treated as compensation income for tax purposes and shall be subject to applicable withholding taxes.  Employee further authorizes the Company or the appropriate Subsidiary to withhold such taxes from Employee’s base salary or other cash compensation.

    10. Entire Agreement.

(a) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof.  Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

(b) This Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

(c) In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(d) Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

    11. Governing Law.  The laws of the State of Missouri shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

    12. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

    13. Notices.  All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices at 1706 Washington Avenue, St. Louis, MO 63103 attention: Chief Financial Officer, and if to the Employee or its successor, to the address last furnished by the Employee to the Company.  Each notice and communication shall be deemed to have been given when received by the Company or the Employee.

    14. No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

    15. Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.  The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CPI CORP.

By:___________________________
Its:___________________________

The undersigned Employee hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

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